UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

GENERATION NEXT FRANCHISE BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55164	45-2511250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Financial Court, Suite 100, Diego, California 92117

(Address of Principal Executive Offices)

858-210-4200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 29, 2019, Generation Next Vending Robots, Inc. (the “Buyer”), a wholly owned subsidiary of Generation Next Franchise Brands, Inc., (the “Company”), entered into and completed an Asset Purchase Agreement with Print Mates, LLC, a California limited liability company (“Print Mates”), to acquire all of Print Mates’ assets (the “Acquisition”) associated with and/or required to operate its image printing vending kiosk business including all trademarks, copyrights, patent applications, products, technology, and proprietary software (the “Assets”). There is no cash consideration being paid by Generation Next to Print Mates or any of its members as part of the acquisition. In connection with the Acquisition, the Buyer agreed to assume approximately $300,000 of liabilities net of finished goods inventory.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 above is incorporated by reference into this Item 2.01.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Generation Next Franchise Brands, Inc.

Date: April 4, 2019	By:	/s/ Nick Yates
Nick Yates
Chief Executive Officer

3